EXHIBIT 23





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-35311) pertaining to the Harley-Davidson Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees (the Plan) of our report dated June 6, 1997, with respect to the financial statements and schedules of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.


   Milwaukee, Wisconsin                         ERNST & YOUNG LLP
   June 27, 1997